Exhibit 23.1

普华永道中天会计师事务所有限公司 北京分所 26/F Office Tower A Beijing Fortune Plaza 7 Dongsanhuan Zhong Road Chaoyang District Beijing 100020, PRC Telephone +86 (10) 6533 8888 Facsimile +86 (10) 6533 8800 pwccn.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-1 of our report dated June 30, 2010 relating to the financial statements, which appears in IFM Investments Limited's Annual Report on Form 20-F for the year ended December 31, 2009.  We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company

PricewaterhouseCoopers Zhong Tian CPAs Limited Company
Beijing, the People's Republic of China
September 23, 2010